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                                                                 Exhibit 5


                                  [DL&A LETTERHEAD]



                                    July 24, 1997




CMP Media Inc.
6000 Community Drive
Manhasset, New York 11030

Ladies and Gentlemen:

     We refer to the Registration Statement (the "Initial Registration Statement") on Form S-1 (File No. 333-26741) filed by CMP Media Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), to be offered to the public pursuant to an Underwriting Agreement (the "U.S. Underwriting Agreement") among the Company and Goldman, Sachs & Co., Lazard Freres & Co. LLC, Bear, Stearns & Co. Inc. and Furman Selz LLC, as representatives of the U.S. underwriters, and an Underwriting Agreement (the "International Underwriting Agreement" and, together with the U.S. Underwriting Agreement, the "Underwriting Agreements") among the Company and Goldman Sachs International, Lazard Capital Markets, Bear, Stearns International Limited and Furman Selz LLC, as representatives of the international underwriters. Capitalized terms used herein that are not otherwise defined herein shall have the same meaning as in the U.S. Underwriting Agreement.

     The Initial Registration Statement was declared effective by the Commission on July 24, 1997. The Company has filed, as of the date hereof, a Registration Statement on Form S-1 pursuant to Rule 462(b) of the Securities Act (the "New Registration Statement") to register additional shares of Class A Common Stock to be purchased and sold under the Underwriting Agreements together with the shares of Class A Common Stock registered pursuant to the Initial Registration Statement.

     In connection with the New Registration Statement, we have acted as counsel for the Company and have reviewed the Initial Registration Statement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other



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CMP Media, Inc.
July 24, 1997
Page 2





documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction, other than the Delaware General Corporation Law and the laws of the United States to the extent applicable hereto. Accordingly, as to matters of law set forth below, our opinion is limited to matters of law under the laws of the District of Columbia, the laws of the United States to the extent applicable hereto and the Delaware General Corporation Law, and we express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions other than as specified above.

     Based upon the foregoing and subject to the other qualifications stated herein, we are of the opinion that the shares of Class A Common Stock being registered by the Company pursuant to the New Registration Statement have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreements, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the New Registration Statement, and to the reference to this firm under the caption "Legal Matters" contained in the Initial Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                       Very truly yours

                                       DOW, LOHNES & ALBERTSON, PLLC



                                       By:  /s/ Edward J. O'Connell
                                            ------------------------------
                                            Edward J. O'Connell
                                            Member